UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: July 21, 2015
(Date of earliest event reported)

AKAMAI TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	04-3432319
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

150 Broadway
Cambridge, MA 02142
(617) 444-3000
(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)
______________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(a)    Effective on July 21, 2015, Jonathan F. Miller was elected to fill a vacancy on the Board of Directors (the “Board”) of Akamai Technologies, Inc. (“Akamai”). Mr. Miller was designated as a Class II member of the Board and was elected to serve until the 2016 Annual Meeting of Stockholders or until his successor is duly appointed and qualified. Mr. Miller currently serves as a Partner at Advancit Capital and previously served as Chief Digital Officer, Chairman and Chief Executive Officer of the Digital Media Group for News Corp. Mr. Miller was recommended to the Board by its Nominating and Corporate Governance Committee in accordance with the provisions of the Nominating and Corporate Governance Committee Charter.

There are no arrangements or understandings between Mr. Miller and any other person pursuant to which he was elected as a director. Mr. Miller has been designated to serve on the Nominating and Corporate Governance Committee and the Compensation Committee. There are no transactions in which Mr. Miller has an interest requiring disclosure under Item 404(a) of Regulation S-K of the Securities Act of 1933, as amended. Mr. Miller will be eligible to participate in Akamai’s non-employee director compensation program.

A copy of the press release announcing Mr. Miller’s election is filed herewith as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

See Exhibit Index attached hereto which is incorporated herein by reference.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 24, 2015	AKAMAI TECHNOLOGIES, INC.
By:	/s/ Melanie Haratunian
Melanie Haratunian, Executive Vice President and General Counsel

EXHIBIT INDEX

99.1    Press Release dated July 24, 2015